UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2000


                          Electronics for Imaging, Inc.
             (Exact name of registrant as specified in its chapter)


Delaware                              0-18805                94-3086355
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation                      File Number)           Identification No.)

303 Velocity Way, Foster City, California                          94404
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code (650) 357-3500

Item 2. Acquisition or Disposition of Assets.

         On October 23, 2000, Vancouver Acquisition Corp., a wholly owned subsidiary of Registrant (the "Purchaser"), completed its cash tender offer for all of the outstanding shares of common stock of Splash Technology Holdings, Inc. ("Splash"). Splash produces color servers that transform printing engines into networked printers.

         The Purchaser accepted 13,804,129 shares tendered for payment at $10.00 per share for a total purchase price of $138,041,290. The acceptance of these shares resulted in the Purchaser acquiring approximately 94% of the outstanding common stock of Splash. On October 23, 2000, the Purchaser was merged with and into Splash and all untendered shares of Splash were converted into the right to receive U.S. $10.00 in cash; Splash was subsequently merged with and into Registrant. Splash will continue as a division of the Registrant. The purchase price for Splash's shares was determined pursuant to arms length negotiations between the parties, and was based on a variety of factors including the anticipated earnings and cash flows of the Splash businesses. The Registrant's source of funds for the acquisition was from existing resources. Prior to the acquisition, there was no material relationship between the Registrant and Splash.


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Item 7. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired

         Pursuant to Item 7(a)(4), the Registrant has not included the requisite financial statements due to the impracticability of filing such information at the time the Current Report on 8-K is filed. The Registrant anticipates that it will file such financial statements within sixty (60) days of the date on which this Current Report on 8-K is filed.

     (b) Pro Forma Financial Information

         Pursuant to Item 7(b)(2), the Registrant has not included the requisite pro forma financial information due to the impracticability of filing such information at the time the Current Report on 8-K is filed. The Registrant anticipates that it will file such pro forma financial information within sixty (60) days of the date on which this Current Report on 8-K is filed.

     (c) Exhibits

         2.1 Agreement and Plan of Merger, dated as of August 30, 2000, by and among Registrant, Purchaser and Splash.*

         2.2 Amendment No. 1, dated as of October 19, 2000, to the Agreement and Plan of Merger, dated as of August 30, 2000, by and among Registrant, Purchaser and Splash.**

         4.1 Tender and Voting Agreement, dated as of August 30, 2000, by and among Registrant, Purchaser, Splash and Kevin K. Macgillivray, John Ritchie, David Emmett, Sally Cabbell, Mark Hill, Peter Y. Chung, Charles W. Berger, Jan L. Gullet and Harold L. Covert.*

     * Incorporated by reference from Registrant's Schedule TO-T filed with the Securities and Exchange Commission (the "Commission") on September 14, 2000.

     ** Incorporated by reference from Registrant's Amendment No. 3 to Schedule TO-T filed with the Commission on October 20, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Electronics for Imaging, Inc.

                                          By /s/ Joseph Cutts
                                             -----------------------------------
Date:  October 30, 2000                      Name: Joseph Cutts
                                             Title: Chief Financial Officer